Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 24, 2020, Act II Global Acquisition Corp., a Cayman Islands exempted company (“Act II”), domesticated into a Delaware corporation (the “Domestication”), and on June 25, 2020, consummated the indirect acquisition (the “Act II Acquisition”) of (i) all of the issued and outstanding equity interests of Merisant Company (“Merisant”), Merisant Luxembourg Sarl (“Merisant Luxembourg”), Mafco Worldwide LLC (“Mafco Worldwide”), Mafco Shanghai LLC (“Mafco Shanghai”), EVD Holdings LLC (“EVD Holdings”), and Mafco Deutschland GmbH (together with Merisant, Merisant Luxembourg, Mafco Worldwide, Mafco Shanghai, and EVD Holdings, and their respective direct and indirect subsidiaries, “Merisant and Mafco Worldwide”), and (ii) certain assets and liabilities of Merisant and Mafco Worldwide included in the Transferred Assets and Liabilities (as defined in the Act II Purchase Agreement (as hereafter defined)), from Flavors Holdings Inc. (“Flavors Holdings”), MW Holdings I LLC (“MW Holdings I”), MW Holdings III LLC (“MW Holdings III”), and Mafco Foreign Holdings, Inc. (“Mafco Foreign Holdings,” and together with Flavors Holdings, MW Holdings I, and MW Holdings III, the “Sellers”), pursuant to that certain Purchase Agreement (the “Act II Purchase Agreement”) entered into by and among Act II and the Sellers dated as of December 19, 2019, as amended. In connection with the Domestication, Act II changed its name to “Whole Earth Brands, Inc.” (“Whole Earth Brands” or the “Company”). Refer to the definitive proxy statement/prospectus filed with the Securities and Exchange Commission (“SEC”) by Act II on May 13, 2020 (the “Proxy Statement/Prospectus”) and the supplement thereto filed by Act II on June 18, 2020 (the “Supplement”) as well as the Current Report on Form 8-K12B and related Form 8-K12B/A (collectively, the “Super 8-K”) filed with the SEC by the Company on June 30, 2020 and the Company’s Form 10-K filed on March 16, 2021 for further details.

As a result of the Act II Acquisition, for accounting purposes, Act II was deemed to be the acquirer and Merisant and Mafco Worldwide were deemed to be the acquired parties and, collectively, the accounting predecessor. The Company’s financial statement presentation includes the combined financial statements of Merisant and Mafco Worldwide as the “Predecessor” for periods prior to the completion of the Act II Acquisition and includes the consolidation of Merisant and Mafco Worldwide, for periods after June 25, 2020 (referred to as the “Successor”).

On November 10, 2020, Whole Earth Brands executed and closed a definitive Equity Purchase Agreement (the “Swerve Purchase Agreement”) with RF Development, LLC (“RF Development”), Swerve, L.L.C. (“Swerve LLC”), and Swerve IP, L.L.C. (“Swerve IP” and together with Swerve LLC, “Swerve”). Upon the terms and subject to the conditions set forth in the Swerve Purchase Agreement, Whole Earth Brands purchased all of the issued and outstanding equity interests of both Swerve LLC and Swerve IP from RF Development, and both Swerve LLC and Swerve IP became wholly-owned subsidiaries of Whole Earth Brands (the “Swerve Acquisition”). The $80.0 million purchase price for the Swerve Acquisition was funded through a combination of available cash on hand and approximately $47.9 million under the Company’s $50.0 million revolving loan facility.

On December 17, 2020, the Company entered into a stock purchase agreement (the “Wholesome Purchase Agreement”) with WSO Investments, Inc. ( “WSO Investments” and together with its subsidiaries “Wholesome”), WSO Holdings, LP (“WSO Partnership”), Edwards Billington and Son, Limited (“EBS”), WSO Holdings, LLC (“WSO LLC,” and together with WSO Partnership and EBS, the “WSO Sellers”), and WSO Partnership, in its capacity as representative for the WSO Sellers. WSO Investments is the direct parent of its wholly-owned subsidiary Wholesome Sweeteners, Incorporated, which was formed to import, market, distribute, and sell organic sugars, unrefined specialty sugars, and related products.

On February 5, 2021, pursuant to the terms of the Wholesome Purchase Agreement, (i) the Company (acting through its direct wholly-owned subsidiary, Project Taste Intermediate LLC, as its designee) purchased and acquired all of the issued and outstanding shares of capital stock for an initial cash purchase price of $180 million (subject to customary post-closing adjustments) plus up to an additional $55 million (the “Earn-Out Amount”) upon the satisfaction of certain post-closing financial metrics by Wholesome (the “Wholesome Transaction”).

Additionally, in connection with the closing of the Wholesome Transaction, on February 5, 2021, the Company and certain of its subsidiaries entered into an amendment and restatement agreement (the “Amendment Agreement”), which amended and restated its existing senior secured loan agreement (the “Existing Credit Agreement”) dated as of June 25, 2020 (as amended by the Amendment Agreement, the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement provides for senior secured financing consisting of the following credit facilities: (a) a senior secured term loan facility in the aggregate principal amount of $375 million (the “Term Loan Facility”); and (b) a revolving credit facility in an aggregate principal amount of up to $75 million (the “Revolving Facility,” and together with the Term Loan Facility, the “Credit Facilities”). The Company used the proceeds under the Term Loan Facility to (i) repay and refinance existing indebtedness of the Target; (ii) pay the cash consideration for the Wholesome Transaction; (iii) repay and refinance outstanding borrowings under the Existing Credit Agreement; and (iv) pay fees and expenses incurred in connection with the foregoing. The proceeds of the Revolving Facility can be used to finance working capital needs, for general corporate purposes, and for working capital adjustments payable under the Wholesome Purchase Agreement.

For purposes of the unaudited pro forma condensed combined financial information, the Act II Acquisition, Swerve Acquisition, and Wholesome Transaction will be collectively referred to as the “Transactions”.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.

The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. The transaction accounting adjustments are intended to represent the necessary adjustments to account for the Transactions.

The following unaudited pro forma condensed combined financial information presents the combination of the historical financial statements of Merisant and Mafco Worldwide, the historical financial statements of Act II, the historical financial statements of Swerve and the historical financial statements of WSO Investments after giving effect to the Transactions.

The unaudited pro forma financial information is intended to reflect the consummation of:

(1)	Act II’s indirect acquisition of Merisant and Mafco Worldwide

(2)	The Company’s acquisition of Swerve

(3)	The Company’s acquisition of Wholesome

(4)	The Amended and Restated Credit Agreement

The unaudited pro forma condensed combined balance sheet assumes the Wholesome Transaction took place on December 31, 2020 and combines the Company’s audited balance sheet as of December 31, 2020 with Wholesome’s unaudited balance sheet as of November 27, 2020.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2020 combine the historical financial statements of Merisant and Mafco Worldwide, Act II and Swerve and the unaudited results of operations of Wholesome for the four quarters ended November 27, 2020. Wholesome had an August 28, 2020 fiscal year end. The operations for Merisant and Mafco Worldwide, Swerve and Wholesome are included as if they were acquired as of January 1, 2020.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the Company’s financial position or results of operations that would have occurred had the events been consummated as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information is not necessarily indicative of the Company’s future financial condition or operating results. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the Transactions.

The unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the historical financial statements of the Company, Swerve, and Wholesome referenced below:

●

The Company’s audited financial statements as of December 31, 2020 (Successor), for the period from June 26, 2020 through December 31, 2020 (Successor) and for the period from January 1, 2020 through June 25, 2020 (Predecessor) included in the Company’s Form 10-K, filed with the SEC on March 16, 2021;

●	Swerve’s audited combined financial statements and accompanying notes for the year ended December 31, 2019 attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on January 13, 2021;

●	Swerve’s unaudited combined financial statements as of and for nine months ended September 30, 2020 attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed with the SEC on January 13, 2021;

●	Wholesome’s audited consolidated financial statements and the accompanying notes for the year ended August 28, 2020 attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on March 26, 2021, to which this Exhibit 99.3 is attached; and

●	Wholesome’s unaudited consolidated financial statements as of and for the three months ended November 27, 2020 attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed with the SEC on March 26, 2021, to which this Exhibit 99.3 is attached.

The Company, Swerve and Wholesome prepare their financial information in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) with all amounts stated in U.S. dollars (“USD”).

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2020

(In thousands, except share and per share data)

	Whole Earth Brands,Inc. (Historical) 12/31/2020	Wholesome (Historical) 11/27/2020[1]	Wholesome Acquisition Transaction Accounting Adjustments		Debt Financing Transaction Accounting Adjustments		Pro Forma as adjusted
Assets
Current assets:
Cash and cash equivalents	$16,898	$238	$(190,233)	(a)	$201,950	(n)	$28,853
Accounts receivable, net	56,423	18,643	—		—		75,066
Inventories	111,699	79,546	1,989	(b)	—		193,234
Prepaid expenses and other current assets	5,045	874	—		—		5,919
Total current assets	190,065	99,301	(188,244)		201,950		303,072

Property and equipment, net	47,285	2,830	—		—		50,115

Other assets:
Operating lease right-of-use assets	12,193	—	7,545	(c)	—		19,738
Goodwill	153,537	57,149	22,658	(d)	—		233,344
Other intangible assets, net	184,527	33,763	72,637	(e)	—		290,927
Deferred tax assets, net	2,671	—	—		—		2,671
Other assets	6,260	3,737	(2,417)	(f)	543	(o)	8,123
Total assets	$596,538	$196,780	$(87,821)		$202,493		$907,990

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$25,200	$9,208	$—		$—		$34,408
Accrued expenses and other current liabilities	29,029	13,101	52,505	(g)	(1,021)	(p)	93,614
Current portion of operating lease liabilities	3,623	—	1,438	(h)	—		5,061
Current portion of long-term debt	7,000	—	—		(4,188)	(q)	2,812
Total current liabilities	64,852	22,309	53,943		(5,209)		135,895
Non-Current Liabilities:
Long-term debt	172,662	81,903	(81,903)	(i)	213,329	(r)	385,991
Deferred tax liabilities, net	23,297	5,437	21,163	(j)	—		49,897
Operating lease liabilities, less current portion	11,324	—	6,107	(k)	—		17,431
Other liabilities	15,557	1,004	(1,004)	(l)	—		15,557
Total liabilities	$287,692	$110,653	$(1,694)		$208,120		$604,771
Commitments and contingencies
Stockholders’ Equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—		—
Common stock, $0.0001 par value; 220,000,000 shares authorized; 38,426,669 shares issued and outstanding	4	(10,169)	10,169	(m)	—		4
Additional paid-in capital	325,679	98,968	(98,968)	(m)	—		325,679
(Accumulated deficit) retained earnings	(25,442)	(2,672)	2,672	(m)	(5,627)	(s)	(31,069)
Accumulated other comprehensive income	8,605	—	—		—		8,605
Total stockholders’ equity	308,846	86,127	(86,127)		(5,627)		303,219
Total liabilities and stockholders’ equity	$596,538	$196,780	$(87,821)		$202,493		$907,990

1 Refer to Note 3 – Reclassifications for additional details regarding reclassifications to conform to Whole Earth Brands presentation.

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2020

(In thousands, except share and per share data)

	Whole Earth Brands (Historical) For the twelve month period ended 12/31/20	Act II for the period ended 6/25/20	Act II Acquisition Transaction Accounting Adjustments for the twelve month period ended 12/31/2020		Whole Earth Brands, Inc. As Adjusted 12/31/20	Swerve (Historical) for the period 1/1/20- 11/10/20 (After reclassifications)[1]	Swerve Acquisition Transaction Accounting Adjustments		Whole Earth and Swerve, as Adjusted 12/31/20	Wholesome (Historical) for the period 11/30/19- 11/27/20 (After reclassifications)[1]	Wholesome Acquisition Transaction Accounting Adjustments		Debt Financing Transaction Accounting Adjustments		Pro Forma as adjusted
Product revenues, net	$275,496	$—	$—		$275,496	$30,814	$(766)	(e)	$305,544	$195,193	$(1,085)	(k)	$—		$499,652
Cost of goods sold	179,212	—	(2,982)	(a)	176,230	19,606	(189)	(f)	195,647	161,687	3,035	(l)	—		360,369
Gross profit	96,284	—	2,982		99,266	11,208	(577)		109,897	33,506	(4,120)		—		139,283

Selling, general and administrative expenses	87,971	105	(97)	(b)	87,979	27,585	(320)	(g)	115,244	12,878	13,886	(m)	—		142,008
Amortization of intangible assets	10,948	—	(764)	(c)	10,184	—	1,416	(h)	11,600	5,432	2,280	(n)	—		19,312
Asset impairment charges	40,600	—	—		40,600	—	—		40,600	—	—		—		40,600
Transaction, restructuring and other, net	1,052	15,755	—		16,807	—	—		16,807	—	—		—		16,807
Operating (loss) income	(44,287)	(15,860)	3,843		(56,304)	(16,377)	(1,673)		(74,354)	15,196	(20,286)		—		(79,444)

Interest (expense) income, net	(4,609)	—	—		(4,609)	(4)	4	(i)	(4,609)	(8,093)	8,093	(o)	(25,084)	(q)	(29,693)
Other income (expense), net	223	327	—		550	(44)	—		506	279	—		—		785
(Loss) income before income taxes	(48,673)	(15,533)	3,843		(60,363)	(16,425)	(1,669)		(78,457)	7,382	(12,193)		(25,084)		(108,352)
(Benefit) provision for income taxes	(6,100)	—	(2,896)	(d)	(8,996)	—	(4,537)	(j)	(13,533)	1,853	(3,048)	(p)	(6,213)	(r)	(20,941)
Net (loss) income	$(42,573)	$(15,533)	$6,739		$(51,367)	$(16,425)	$2,868		$(64,924)	$5,529	$(9,145)		$(18,871)		$(87,411)

Pro Forma Earnings Per Share - Basic and Diluted														(s)	$(2.27)
Pro Forma Weighted Average Shares Outstanding - Basic and Diluted														(s)	38,426,669

1 Refer to Note 3 – Reclassifications for additional details regarding reclassifications to conform to Whole Earth Brands presentation.

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The acquisition method of accounting requires use of the fair value concepts defined in ASC 820, Fair Value Measurement ("ASC 820"). ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

ASC 805 requires the determination of the accounting acquirer, the acquisition date, the fair value of assets acquired and liabilities assumed and the measurement of goodwill. The Company has been identified as the acquirer for accounting purposes based on the facts and circumstances specific to the Wholesome Transaction. As a result, the Company will record the business combination in its financial statements and will apply the acquisition method to account for the acquired assets and liabilities assumed from Wholesome. Applying the acquisition method includes recording the identifiable assets acquired and liabilities assumed at their fair values, measured as of the acquisition date, and recording goodwill for the excess of the consideration transferred over the aggregate fair value of the identifiable assets acquired and liabilities assumed. For purposes of the unaudited pro forma condensed combined financial information, the fair values of Wholesome’s identifiable assets acquired and liabilities assumed were based on preliminary estimates. The final determination of the fair values of assets acquired and liabilities assumed could result in material changes to the amounts presented in the unaudited pro forma condensed combined financial information and future results of operations and financial position.

During the preparation of the unaudited pro forma condensed combined financial information, management performed an initial review of the accounting policies and presentation of financial information of the Company and Wholesome to determine if differences in accounting policies and presentation require adjustment. During the respective measurement periods, a full and detailed review of accounting policies will be performed and as a result of that review, additional differences between the accounting policies of the companies may be identified that, when confirmed, could have a material impact on the consolidated financial statements of the combined company.

There were no transactions between the Company and Wholesome during the periods presented that would require elimination.

Note 2 – Conforming Accounting Policies

The unaudited pro forma condensed combined financial information reflects adjustments to conform Wholesome and Swerve’s results to Whole Earth Brands’ accounting policies including to align with the Company’s policy of accounting for leases under ASC 842 as well as certain reclassifications between revenues, cost of goods sold and selling, general and administrative expenses.

Note 3 – Reclassifications

Certain reclassification adjustments have been made to conform Wholesome’s financial statement presentation to the Company's financial statement presentation.

Balance sheet reclassifications – The reclassification adjustments to conform Wholesome’s balance sheet presentation to the Company’s balance sheet presentation have no impact on net assets and are summarized below (in thousands):

As of November 27, 2020

	Wholesome (Historical)	Reclassifications to conform to Whole Earth Brands’ presentation	Wholesome (Historical, as adjusted)
Other long term assets	$514	$(514)	$—
Investment in WS Services, LLC	806	(806)	—
Other assets	—	1,320	1,320
Accrued interest	1,054	(1,054)	—
Income taxes payable	2,115	(2,115)	—
Deferred rent	1,004	(1,004)	—
Accrued expenses and other current liabilities	—	3,169	3,169
Other liabilities	—	1,004	1,004
Equity warrants	124	(124)	—
Additional paid-in capital	—	124	124
Treasury stock	(10,169)	10,169	—
Common stock	—	(10,169)	(10,169)

Income statement reclassifications – The reclassification adjustments to conform Swerve’s and Wholesome’s combined statements of income presentation to the Company’s income statement presentation have no impact on net income and are summarized below (in thousands):

For the Wholesome twelve months ended November 27, 2020

	Wholesome (Historical)	Reclassifications to conform to Whole Earth Brands’ presentation	Wholesome (Historical, as adjusted)
Product revenues, net	$204,035	$(8,842)	$195,193
Discounts, returns, and allowance	(8,842)	8,842	—
Selling	4,374	(4,374)	—
General and administrative	7,550	(7,550)	—
Depreciation and amortization	6,386	(6,386)	—
Amortization of intangible assets	—	5,432	5,432
Selling, general and administrative expenses	—	12,878	12,878

For the Swerve Period Ended November 10, 2020

	Swerve (Historical)	Reclassifications to conform to Whole Earth Brands’ presentation	Swerve (Historical, as adjusted)
Sales and marketing expenses	$4,001	$(4,001)	$—
Other operating expenses	2,480	(2,480)	—
Non-operating expenses, net	21,153	(21,153)	—
Selling, general, and administrative expenses	—	27,590	27,590
Other (expense) income, net	—	(44)	(44)
Interest income (expense), net	—	(4)	(4)

Note 4 - Preliminary Purchase Price Allocation

The total purchase consideration for the Wholesome Transaction has been allocated to the assets acquired and liabilities assumed for purposes of the unaudited pro forma condensed combined financial information based on their estimated fair values at the acquisition date. The final allocation of the purchase consideration for the Wholesome Transaction will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed, but in no event, later than one year following the completion of the Wholesome Transaction.

Total estimated fair value of consideration transferred (in thousands):

Initial cash purchase price	$180,000
Estimated closing adjustment	10,233
Fair Value of Earn-Out Amount[1]	52,086
Estimated purchase price	$242,319

1 Subject to the terms and conditions of the Wholesome Purchase Agreement payment of the Earn-Out Amount, in whole or in part, is subject to Wholesome achieving certain EBITDA thresholds at or above approximately $30 million during the period beginning August 29, 2020, and ending December 31, 2021. A portion of the Earn-Out Amount (up to $27.5 million) may be paid, at the Company’s election, in freely tradeable, registered shares of Company common stock.

The table below summarizes the preliminary calculation of purchase consideration and allocation of purchase price to the assets acquired and liabilities assumed, as if the acquisition had been completed on December 31, 2020. The allocation has not been finalized. Accordingly, the pro forma adjustments to allocate the purchase consideration will remain preliminary until management finalizes the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed are dependent upon certain valuations and other studies that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements.

The preliminary purchase price allocation is presented below (in thousands):

Cash and cash equivalents	$238
Accounts receivable, net	18,643
Inventories	81,535
Operating lease right-of-use assets	7,545
Prepaid expenses and other current assets	874
Property, plant and equipment, net	2,830
Other intangible assets, net	106,400
Other assets	1,320
Total assets acquired	219,385
Accounts payable	9,208
Current portion of operating lease liabilities	1,438
Accrued expenses and other current liabilities	13,520
Operating lease liabilities, less current portion	6,107
Deferred tax liabilities, net	26,600
Total liabilities assumed	56,873
Net assets acquired	162,512
Goodwill	$79,807

Any increase or decrease in the fair value of the net assets acquired, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the Company following the Wholesome Transaction due to differences in the allocation of the purchase consideration, and changes in the depreciation and amortization related to some of these assets and liabilities.

Note 5 - Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Represents the net adjustment of $190,233 thousand to cash and cash equivalents to reflect the cash payment to acquire Wholesome.

(b)	Represents an adjustment of $1,989 thousand to inventories to reflect Wholesome’s inventory at estimated fair value (see Note 4 - Preliminary Purchase Price Allocation).

(c)	Represents an adjustment of $7,545 thousand to operating lease right-of-use assets to record the recognition of a right-of-use asset in connection with Wholesome’s adoption of ASC 842.

(d)	Represents an adjustment of $22,658 thousand to goodwill based on the preliminary purchase price allocation (see Note 4 - Preliminary Purchase Price Allocation).

(e)	Represents the net adjustment to other intangible assets, net to account for the change from Wholesome’s historical net book value of intangible assets to the preliminary estimated fair value calculated as follows (in thousands):

	Historical Wholesome Book Value	Estimated Preliminary Fair Value	Pro Forma Adjustment	Estimated Remaining Useful Life (years)
Customer Relationships	$24,730	$57,600	$32,870	10
Trade Names and Trademark	8,613	48,800	40,187	25
Other intangibles not acquired in the transaction	420	-	(420)
Total Intangible Assets	$33,763	$106,400	$72,637

(f)	Represents an adjustment of $(2,417) thousand to other assets to eliminate the intercompany balance that is not transferred with the Wholesome Transaction.

(g)	Represents the net adjustment to accrued expenses and other current liabilities to record a liability related to the fair value of the Earn-out Amount contingent consideration resulting from the purchase of Wholesome, to record income taxes payable assumed, to record a transaction bonus payable to Wholesome employees resulting from the acquisition and to remove Wholesome’s historical accrued interest as no debt was acquired in the transaction (in thousands):

Year Ended December 31, 2020
Earn-Out Amount	$52,086
Transaction Bonus Pool	825
Income tax payable	648
Eliminate Wholesome accrued interest	(1,054)
Net adjustment to accrued expenses and other current liabilities	$52,505

(h)	Represents an adjustment of $1,438 thousand to current portion of operating lease liabilities to record the recognition of the current portion of an operating lease liability in connection with Wholesome’s adoption of ASC 842.

(i)	Represents an adjustment of $(81,903) thousand to long-term debt to eliminate Wholesome’s historical debt balance as it was extinguished in conjunction with the transaction.

(j)	Represents the net adjustment of $21,163 thousand to deferred tax liabilities to remove the historical balance and to record the deferred tax liability amount resulting from a basis difference.

(k)	Represents the total net adjustment of $6,107 thousand to operating lease liabilities, less current portion to record the recognition of the non-current portion of the operating lease liability and to eliminate Wholesome’s deferred rent balance in connection with Wholesome's adoption of ASC 842.

(l)	Represents the net adjustment of $(1,004) to other liabilities to eliminate deferred rent recorded under ASC 840 in connection with Wholesome's adoption of ASC 842.

(m)	Represents an adjustment to common stock, additional paid-in capital, and (accumulated deficit) retained earnings to eliminate the historical equity of Wholesome.

(n)

Represents the net adjustment of $201,950 thousand to cash and cash equivalents to reflect the net cash proceeds of $388,410 thousand received from the issuance of the New Term Loan and New Revolving Credit Facility, net of $1,073 thousand of debt issuance costs; and the payment of (i) $137,084 thousand to repay the Company’s Existing Term Loan and (ii) $48,303 thousand to repay the Existing Revolving Credit Facility.

(o)	Represents an adjustment of $543 thousand to other assets to record the New Revolving Credit Facility’s commitment fees entered into to finance the Wholesome Transaction and remove the unamortized commitment fees related to a lender under the old revolver that exited the credit facilities.

(p)	Represents an adjustment of $(1,021) thousand to accrued expenses and other current liabilities to eliminate accrued interest expense on the Company's Original Term Loan and Original Revolving Credit Facility.

(q)	Represents the net adjustment to current portion of long-term debt associated with the debt refinancing (in thousands):

Year Ended December 31, 2020
Current portion of the Issuance of New Term Loan	$2,812
Repayment of the current portion of the Original Term Loan	(7,000)
Net adjustment to the current portion of long-term debt	$(4,188)

(r)	Represents the net adjustment to long-term debt associated with the debt refinancing (in thousands):

Year Ended December 31, 2020
Borrowings of New Term Loan	$372,188
Repayment of Original Term Loan	(129,500)
Proceeds of New Revolving Credit Facility	25,000
Repayment of Original Revolving Credit Facility	(47,855)
Write-off of unamortized debt issuance costs associated with extinguishment of outstanding Original Term Loan	4,693
Unamortized debt issuance costs and discount of New Term Loan	(11,197)
Net adjustment to long-term debt	$213,329

(s)	Represents the adjustment of $(5,627) thousand to (accumulated deficit) retained earnings related to the Company's extinguishment of the Original Term Loan and exiting the Original Revolving Credit Facility.

Note 6 - Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Represents the net adjustment to cost of goods sold of $(2,982) thousand for the year ended December 31, 2020 to amortize inventory fair value adjustments in connection with the Act II Acquisition.

(b)	Represents the net adjustment to selling, general and administrative expenses for the year ended December 31, 2020 to record incremental depreciation expense resulting from certain assets that have been adjusted to fair value in connection with the Act II Acquisition, to include bonus expense related to the transaction not recognized and to adjust rent expense to reflect the change in market value of certain unfavorable leases in connection with the Act II Acquisition (in thousands):

Year Ended December 31, 2020
Decrease depreciation expense	$(272)
Transaction bonus expense	455
Net decrease in rent expense	(280)
Net adjustment to selling, general and administrative expenses	$(97)

(c)	Represents the net adjustment to amortization of intangible assets of $(764) thousand for the year ended December 31, 2020 resulting from the Company’s intangible assets that had been adjusted to fair value in connection with the Act II Acquisition.

(d)	Represents an adjustment to (benefit) provision for income taxes resulting from the Act II Acquisition pro forma adjustments of $(2,896) thousand to reflect the income tax effect at an estimated 25% rate for the year ended December 31, 2020.

(e)	Represents an adjustment to product revenues, net of $(766) thousand for the period from January 1, 2020 to November 10, 2020 to reflect Swerve's spoilage allowances, customer redemptions and certain advertising costs as contra revenue under the Company's accounting policy for recognizing revenue.

(f)	Represents the net adjustment to cost of goods sold to reflect Swerve's spoilage allowances and customer redemptions as contra revenue under the Company's accounting policy for recognizing revenue and to amortize inventory fair value adjustments in connection with the Swerve Acquisition (in thousands):

From January 1, 2020 to November 10, 2020
Contra revenue adjustment	$(463)
Swerve inventory amortization	274
Net adjustment to cost of goods sold	$(189)

(g)	Represents the net adjustment to selling, general and administrative expenses to record incremental depreciation expense resulting from assets that have been adjusted to fair value in connection with the Swerve Acquisition and to reclassify certain of Swerve's advertising costs as contra revenue (in thousands):

From January 1, 2020 to November 10, 2020
Contra revenue adjustment	$(303)
Depreciation adjustment	(17)
Net adjustment to selling, general and administrative expenses	$(320)

(h)	Represents an adjustment to amortization of intangible assets of $1,416 thousand for the period from January 1, 2020 to November 10, 2020 resulting from Swerve's intangible assets that had been adjusted to fair value in connection with the Swerve Acquisition.

(i)	Represents an adjustment to interest income (expense) of $4 thousand to eliminate Swerve's historical interest expense.

(j)

Represents an adjustment to (benefit) provision for income taxes of $(4,537) thousand for the period from January 1, 2020 to November 10, 2020 to reflect a tax benefit at an estimated rate of 25% on the historical Swerve loss before income taxes, net of pro forma adjustments, as Swerve was historically a disregarded entity for federal and state income tax purposes.

(k)	Represents an adjustment to product revenues, net of $(1,085) thousand to reflect coupon discounts and sales development costs as contra revenue under the Company's accounting policy for recognizing revenue.

(l)	Represents an adjustment to reflect amortization resulting from Wholesome's inventory that had been adjusted to fair value in connection with the Wholesome Transaction and to reflect certain direct labor and bonus costs historically classified as selling, general & administrative to conform with the Company's accounting policy (in thousands):

Year Ended November 27, 2020
Inventory amortization adjustment	$1,989
Direct labor and bonus costs	1,046
Net adjustment to cost of goods sold	$3,035

(m)	Represents an adjustment to selling, general and administrative expenses for the twelve months ended November 27, 2020 to reflect certain selling costs as contra-revenues, direct labor and bonus costs as cost of goods sold historically classified as selling, general & administrative, to record pre combination compensation expenses related to the transaction bonus pool in connection with the Wholesome Transaction that was not recognized within historical records, and to record the accelerated vesting for the partnership units held by Wholesome partnership unitholders resulting from the change in control (in thousands):

Year Ended November 27, 2020
Wholesome transaction bonus	$1,206
Wholesome and Whole Earth Brands transaction costs	4,811
Acceleration of partnership units	10,000
Direct labor and bonus costs and contra revenue reclassifications	(2,131)
Net adjustment to selling, general, and administrative expenses	$13,886

(n)	Represents an adjustment to amortization of intangible assets of $2,280 thousand for the twelve months ended November 27, 2020 resulting from the Company’s intangible assets that had been adjusted to fair value in connection with the Wholesome Transaction.

(o)	Represents an adjustment to eliminate historical interest expense of $8,093 thousand for the twelve months ended November 27, 2020 due to Wholesome's long-term debt that was eliminated in connection with the Wholesome Transaction.

(p)	Represents an adjustment to (benefit) provision for income taxes resulting from the Wholesome Transaction pro forma adjustments of $(3,048) thousand to reflect the income tax effect at an estimated 25% rate for the twelve months ended November 27, 2020.

(q)	Represents the net adjustment to interest income (expense), net to reflect Whole Earth Brands' new debt financing entered into in connection with the Wholesome Transaction and the adjustment to eliminate historical interest expense (in thousands):

Year Ended December 31, 2020
Interest expense - New Term Loan	$(20,859)
Interest expense - New Revolving Credit Facility	(1,394)
Amortization of debt issuance costs and discount - New Term Loan	(1,378)
Amortization of debt issuance costs - New Revolving Credit Facility	(438)
Loss on extinguishment of Original Term Loan	(4,059)
Expense on unamortized issuance costs - Original Term Loan	(107)
Expense on unamortized commitment fee - New Term Loan	(1,073)
Expense on unamortized commitment fee - Original Revolving Credit Facility	(381)
Breakage Fees on Original Revolving Facility	(8)
Less: Historical interest expense - M&F Loan	168
Less: Historical interest expense - Original Term Loan and Original Revolving Credit Facility	4,445
Net adjustment to interest (expense) income, net	$(25,084)

The interest rate on the term loan reflects a LIBOR floor of 1.00% plus a margin of 4.50%. For each 0.125% increase or decrease in the interest rate on the term loan, interest expense change by approximately $0.5 million in the year ended December 31, 2020.

(r)	Represents an adjustment to (benefit) provision for income taxes resulting from the Wholesome Transaction pro forma adjustments of $(6,213) thousand related to the debt transaction entered into to fund the acquisition.

(s)	Pro forma basic earnings per share was computed by dividing pro forma net income by the weighted average number of shares of common stock outstanding, as if such shares were issued and outstanding as of January 1, 2020. Pro forma diluted earnings per share was computed by using the treasury stock method to determine the potential dilutive effect of the Company’s warrants. There were no newly issued shares in connection with the Act II Acquisition, Swerve Acquisition or Wholesome Transaction. The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted earnings per share:

Year Ended December 31, 2020
Weighted average shares of common stock outstanding - basic and diluted	$38,426,669
Pro forma basic and diluted net (loss)	(87,411,454)
Pro forma basic and diluted net (loss) per share	$(2.27)